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                          CERTIFICATION WITH RESPECT TO
                                ANNUAL REPORT OF
                          HCC INSURANCE HOLDINGS, INC.

         The undersigned, being the chief executive officer and chief financial officer of HCC Insurance Holdings, Inc. (the "Company"), in compliance with the White-Collar Crime Penalty Enhancement Act of 2002, 18 U.S.C. Section 1350, do hereby certify to the best of their knowledge with respect to the Annual Report of the Company on Form 10-K, as filed with the Securities and Exchange Commission for the year ended December 31, 2002, (the "Report"):

1. that the Report fully complies with all requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

2. that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.










March 27, 2003                                         /s/ Stephen L. Way
----------------------                   ---------------------------------------------------------
          (Date)                                 Stephen L. Way, Chairman of the Board,
                                                  Chief Executive Officer and President

March 27, 2003                                         /s/ Edward H. Ellis, Jr.
----------------------                   ---------------------------------------------------------
         (Date)                           Edward H. Ellis, Jr., Executive Vice President and
                                                         Chief Financial Officer